Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-01673) of Badger Paper Mills, Inc. of our report dated April 28, 2005, relating to the financial statements and supplemental schedules of Badger Paper Mills Profit Sharing Plan and Trust for Union Employees which appears in this Form 11-K.

/s/ Grant Thornton LLP

Appleton, Wisconsin
June 27, 2005